Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Chronimed, Inc. for the registration of 42,553 shares of its common stock and to the incorporation by reference therein of our report dated August 2, 1996, with respect to the consolidated financial statements and schedule of Chronimed Inc. for the three years ended June 28, 1996, included in its Annual Report (Form 10-K) filed with the Securities an Exchange Commission.

                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
September 10, 1997